Exhibit 23
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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
             ---------------------------------------------------






The Partners
First Media Television, L. P.


We consent to the inclusion of our report dated February 14, 1997, with respect to the balance sheet of KPDX, KFXO and WHNS, three television stations owned and operated by First Media Television, L.P. as of December 31, 1996, and the related statements of income and accumulated earnings, and cash flows for the year then ended, which report appears in the Form 8-K/A-1 of Meredith Corporation dated September 11, 1997.




                                   /s/ Matthews, Carter and Boyce





McLean, Virginia
September 3, 1997